EXHIBIT (a)(1)(vii)

PAPER ELECTION FORM

REACHLOCAL, INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK FOR A NUMBER OF REPLACEMENT OPTIONS

THE OFFER EXPIRES AT 11:59 P.M. PACIFIC TIME ON JANUARY 9, 2015,

UNLESS THE OFFER IS EXTENDED

Name: _________________________________

Employee ID:______________________________

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Options to Purchase Common Stock for a Number of Replacement Options, dated December 2, 2014, as amended, (the “Offer to Exchange”); (2) this Election Form, including the list of your eligible options below; (3) the Terms of Election; (4) the Amended and Restated ReachLocal 2008 Stock Incentive Plan (the “2008 Plan”); and (5) the form of option agreement under the 2008 Plan (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new replacement options as set forth in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date.”  This Offer expires at 11:59 p.m. Pacific Time on January 9, 2015, unless extended.

You may access Offer Documents on the stock option exchange website at https://reachlocal.equitybenefits.com, through the U.S. Securities and Exchange Commission’s website at: http://www.sec.gov, by emailing optionexchangequestions@reachlocal.com, or by calling (001+) 936-9907.

Details on your eligible options are set forth in the table below.

Type	Grant Date	Exercise Price	Total Shares	Shares Vested	Exchange Entire Eligible Option
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

In accordance with the terms outlined in the Offer Documents,  if you elect to exchange some or all of your eligible options, you will receive new replacement options in accordance with the Offer Documents as described in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date”.  The replacement options will be subject to the terms and conditions as provided for in the 2008 Plan.  Each replacement option will have a new seven-year term measured from the replacement option grant date (which will be the Offer expiration date) and will be completely unvested as of such date, regardless of whether the surrendered option was partially or fully vested.  Replacement options will vest as to 12.5% of the shares subject to the replacement option on the six-month anniversary of the replacement option grant date and in substantially equal monthly installments thereafter over the subsequent 42 months, provided that you remain in service with ReachLocal or any of our subsidiaries through the applicable vesting dates.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW REPLACEMENT OPTIONS.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you agree that ReachLocal, your employer, and any third party assisting ReachLocal with the Offer to Exchange may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer.  Such personal data may be transferred to ReachLocal, your employer, and to any third party assisting ReachLocal with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to the Offer expiration date, which will be 11:59 p.m. Pacific Time on January 9, 2015, unless we extend the Offer.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 11:59 P.M. PACIFIC TIME ON JANUARY 9, 2015 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

Your signature and submission of this Election Form indicates that you have read and agreed to the  Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:_______________________, 201_

Address:

Email address:

FAX THIS ENTIRE ELECTION FORM TO

(001+) (818) 337-2212 NO LATER THAN 11:59 P.M. PACIFIC TIME ON JANUARY 9, 2015

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.